EXHIBIT 32

SECTION 1350 CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, James T. Hackett, Chairman, President and Chief Executive Officer of Anadarko Petroleum Corporation (Company) and R. A. Walker, Senior Vice President, Finance and Chief Financial Officer of the Company, certify that:

(1)	the Annual Report on Form 10-K of the Company for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (Report), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 28, 2008

/s/ JAMES T. HACKETT
James T. Hackett
Chairman, President and Chief Executive Officer

February 28, 2008

/s/ R. A. WALKER
R.A. Walker
Senior Vice President, Finance and Chief Financial Officer

This certification is made solely pursuant to 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 will be retained by Anadarko and furnished to the Securities and Exchange Commission or its staff upon request.